Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-149816) pertaining to 3SBio Inc.’s 2006 Stock Plan, of our reports dated June 25, 2010, with respect to the consolidated financial statements of 3SBio Inc. and the effectiveness of internal control over financial reporting of 3SBio Inc., included in this Annual Report on Form 20-F for the year ended December 31, 2009.

/s/ Ernst & Young Hua Ming

Beijing, People’s Republic of China

June 25, 2010